Exhibit 10.11


                              MANAGEMENT AGREEMENT
                                     BETWEEN
                         [insert name of Optometric PC]
                                       AND
                       [insert name of Management Company]



         This MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of the ____ day of _______________, 199__, between [insert name of Optometric PC], a _____________ professional service corporation (the "PC"), and [insert name of Management Company], a Delaware corporation ("MC").

                                  I. BACKGROUND

         A. The PC has an interest in providing optometric services to ophthalmologists, hospitals, clinics, health care facilities and other health care providers and their patients (the "OPTOMETRIC SERVICES").

         B. Pursuant to the provisions of Section 4(h) below, the PC will employ or contract with licensed, qualified optometrists (the "DESIGNATED OPTOMETRISTS") to provide the Optometric Services under the supervision and direction of the PC.

         C. The PC desires to provide the Optometric Services in premises owned or leased currently or in the future by MC or its affiliates or on premises to which MC or any of its affiliates currently or in the future has a license or other contractual right of access (the "PREMISES").

         D. The PC wishes to have access to, and MC wishes to make available to the PC, various resources and expertise of MC, in order for the PC to provide the Optometric Services and to develop an optometric practice serving ophthalmologists, hospitals, clinics, health care facilities and other health care providers and patients in various locations throughout New England;

         E. MC has the expertise and resources to enable it to assist the PC in providing the Optometric Services, including, without limitation, the access to equipment required for the provision of the Optometric Services.

         F. The PC desires to engage, on a sole and exclusive basis, MC to provide, and MC wishes to provide, certain management services, administrative services, facilities and equipment necessary for the PC to provide the Optometric Services.


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         Accordingly, in order to evidence and confirm their understandings and in consideration of the mutual covenants and agreements contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  II. AGREEMENT

         1. INTRODUCTION. Paragraphs A through F above accurately set forth the background of this Agreement.

         2. APPOINTMENT OF MC. The PC hereby appoints MC to be the sole and exclusive business manager and administrator of all business and administrative functions and services associated with the provision of the Optometric Services, and MC accepts such appointment.

         3. SERVICES OF MC.

         (a) IN GENERAL. MC shall manage and coordinate all business and administrative aspects of the PC's provision of the Optometric Services. Without limiting the generality of the foregoing, MC shall:

                  (i) order and purchase all medical and office inventory and supplies and arrange for the availability of the same as reasonably required for the PC's provision of the Optometric Services;

                  (ii) maintain the PC's patient records in connection with the Optometric Services;

                  (iii) provide or arrange for the provision of clerical, secretarial, reception, bookkeeping, collection, technical and ancillary services personnel and all other support personnel as may be necessary for the PC's provision of the Optometric Services;

                  (iv) with respect to the provision of the Optometric Services, establish, operate and maintain bookkeeping, accounting, billing and collection systems for the PC;

                  (v) advise the PC concerning the marketing of Optometric Services to ophthalmologists, hospitals, clinics, health care facilities, insurance companies (plans and programs), unions and other health care providers and patients to whom the PC may provide the Optometric Services;

                  (vi) develop and administer benefit plans for the Designated Optometrists, including pension, health care, disability and other benefits the PC shall require; and


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                  (vii) render such business and financial management,
         consultation and advice as may reasonably be needed from time to time by the PC in connection with its provision of the Optometric Services.

         (b) EXPENSES. All expenses incurred by MC in connection with MC's fulfillment of its obligations hereunder shall be expenses of MC.

         (c) SUPPORT PERSONNEL.

                  (i) MC shall provide or arrange for the provision of such non-optometrist personnel as are from time to time necessary for the PC to provide the Optometric Services, including but not limited to all marketing and sales personnel necessary for marketing the Optometric Services; all clerical, secretarial, bookkeeping and collection personnel necessary for the maintenance of records, collection of accounts receivable, and upkeep of the financial books of account; and all technical and ancillary services personnel, to the extent that the same are required for and directly related to the provision of the Optometric Services or services ancillary thereto. MC shall have the sole and exclusive responsibility for determining the salaries and fringe benefits of, and, subject to Section 3(c)(ii) below, the sole and exclusive right to hire and fire, all such personnel.

                  (ii) MC shall from time to time remove from association with the PC's provision of the Optometric Services any support personnel who are not, in the PC's reasonable judgment, satisfactorily performing their duties. In so exercising such judgment, the PC shall not discriminate against any such personnel on the basis of race, religion, age, sex, sexual orientation, or national origin or otherwise in violation of local, state or federal fair employment laws.

                  (iii) The PC acknowledges and agrees that MC, or any employees of MC, or any other persons engaged by MC, may perform services, whether or not similar to the types of services to be provided by MC hereunder, from time to time for others, including MC itself. This Agreement shall not prevent MC from performing such services for others or restrict MC from so using any of its employees or other persons engaged by it who are performing services pursuant to this Agreement. The decision as to which personnel are to be employed at what times and for what purposes shall be solely within MC's discretion, except as may be otherwise provided in this Agreement.

         (d) BILLING AND COLLECTION OF FEES FOR THE OPTOMETRIC SERVICES. MC shall be responsible, on behalf of and in the name of the PC, for billing patients, other health care providers, or third party payors on behalf of patients, as the case may be, and collecting from same the fees of the PC and the Designated Optometrists for their provision of the Optometric Services. In this connection, the PC appoints MC for the term of this Agreement as its true and lawful attorney-in-fact. With respect to Sections 3(d)(ii), (iii), (iv) and
(v) below, such


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appointment shall survive the expiration or termination of this Agreement for all accounts receivable for billings for Optometric Services provided prior to such expiration or termination, as the case may be. MC is hereby authorized:

                  (i) to bill, on behalf of and in the name of the PC and the Designated Optometrists, patients, other health care providers, or third party payors on behalf of patients, as the case may be, the fees of the PC and the Designated Optometrists for their provision of Optometric Services;

                  (ii) to collect accounts receivable generated by billings done in the name of the PC relating to Optometric Services provided by the PC or the Designated Optometrists, whether from patients, health care providers, or third party payors on behalf of patients;

                  (iii) to receive payments from whatever source for the provision of the Optometric Services by the PC or the Designated Optometrists, including but not limited to payments, where not prohibited, in the form of advances or deposits from patients in anticipation of receipt of the Optometric Services, and payments from Blue Shield plans, insurance companies, health maintenance organizations, governmental agencies and any other third party payors, and the PC hereby covenants to turn over all such payments to MC for deposit in the one or more bank accounts established pursuant to
         Section 3(e) below;

                  (iv) to take possession of and cause to be deposited any notes, checks, money orders, insurance payments and any other instruments received in payment of accounts receivable, payable to the PC or the Designated Optometrists, and to deposit the same as provided in Section 3(e) below; and

                  (v) to take such other actions relative to billing, collection of fees and financial matters in connection with the PC's provision of the Optometric Services as are appropriate and consistent with sound business practice and the purposes of this Agreement.

         The professional fees to be charged by the PC for the Optometric Services shall be determined by the PC after consultation with MC. Subject to any confidentiality obligations to which MC may be subject from time to time, MC shall provide to the PC such items and information as are available to MC and appropriate to assist the PC in maintaining a competitive fee schedule, and shall have the right to review and comment on the professional fees proposed to be charged by the PC for the Optometric Services prior to the implementation of such fees.


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         (e) BANK ACCOUNTS.

                  (i) Except as otherwise provided in Section 3(e)(ii) below, all funds collected by MC pursuant to this Agreement shall be deposited in one or more bank accounts established and maintained by MC for the benefit of the PC.

                  (ii) In the event that any funds are collected as a result of billings to Medicare or Medicaid, such funds shall be deposited in one or more bank accounts established by MC jointly in the names of the PC and MC. The PC hereby agrees to deposit in such accounts all income received by it on account of such billings. It is specifically agreed that the PC and MC shall both have the right to withdraw funds from said accounts, and that all such withdrawals shall be consistent with the fee arrangements created by this Agreement.

         (f) LICENSE OF PREMISES AND EQUIPMENT. MC grants to the PC a non-exclusive, revocable (in accordance with the provisions of this Agreement) and non-assignable license to use the Premises and optometric, optical and office equipment located therein (the "EQUIPMENT") during the term of this Agreement for the provision of the Optometric Services. This Agreement shall not constitute an assignment to the PC of any rights of MC to the use of the Premises, and in no event shall the PC constitute a tenant or lessee of the Premises.

         (g) DELEGATION BY MC. MC may, in its sole discretion, delegate or subcontract to any other party or parties any of MC's obligations under this Agreement without the consent of the PC.

         (h) LICENSE OF NAME. Each party grants to the other party a non-exclusive, non-assignable and, in the case of MC, revocable (in accordance with the provisions of this Agreement) license for the term of this Agreement
(i) in the case of the PC, to use the name "____________" and derivations thereof (collectively, the "MC TRADE NAME") for purposes of the PC's provision of Optometric Services, and (ii) in the case of MC, to use the name "___________" and derivations thereof for purposes of fulfilling MC's obligations under this Agreement. Upon the expiration or termination of this Agreement, each party will forthwith discontinue the use of the other party's trade names and thereafter shall not use or otherwise seek the benefits of the other party's trade names as to derogate from the full and complete ownership and enjoyment of the same by and for the benefit of such other party. Recognizing the special and unique value to each party of its trade names, each party agrees that it shall take no action nor permit any action to be taken that shall in any way derogate from the high level of quality and value associated with the other party's trade names and the ownership and enjoyment of same by such other party.

         (i) ACCOUNTING; FINANCIAL STATEMENTS. MC shall keep complete and accurate books and records that reflect all fees billed in the name of the PC or any of the Designated Optometrists for the provision of the Optometric Services, all revenue received in the name of the PC or any of the Designated Optometrists from all sources in connection with


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the provision of the Optometric Services, and all expenses incurred by the PC or any of the Designated Optometrists in providing the Optometric Services and by MC in performing its responsibilities under this Agreement. MC shall allow a designee of the PC to audit and inspect these books and records at appropriate and reasonable times, upon prior notice and at the PC's sole expense. Upon termination of this Agreement, MC shall be entitled to retain copies of all books and records produced or kept in connection with the performance of its services under this Agreement until the later of: (i) such time as any payments due to MC from the PC under this Agreement have been determined and made; and
(ii) the expiration of the statute of limitations applicable with respect to any income tax audit.

         (j) DATA FOR TAX RETURNS. MC shall provide to the PC, on a timely basis, the financial data necessary to enable the PC to prepare its annual income tax returns.

         (k) PERFORMANCE OF OBLIGATIONS. MC is expressly authorized to fulfill its obligations hereunder in whatever reasonable manner it deems appropriate to enable the PC to provide the Optometric Services.

         (l) FORCE MAJEURE. MC shall not be liable to the PC for failure to perform any of the services required under this Agreement in the event of a strike, lockout, calamity, act of God, unavailability of supplies, or other event over which MC has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall MC be liable for consequential, indirect, incidental or like damages.

         (m) NO MEDICAL OR OPTOMETRIC PRACTICE BY MC. It is acknowledged that MC is not competent or authorized to engage in any activity that constitutes the practice of medicine or optometry and that nothing contained in this Agreement is intended to authorize or require MC to engage in the practice of medicine or optometry. To the extent that any act or service of MC under this Agreement is construed or considered to constitute the practice of medicine or optometry, the performance of such act or service by MC shall be deemed waived and excused. Furthermore, if any administrative agency or other governmental authority of The Commonwealth of Massachusetts, the State of Rhode Island or the United States of America (any such agency or authority, a "GOVERNMENT AUTHORITY") shall assert that the services provided by MC under this Agreement are unlawful and such assertion is not contested (or if contested, such Government Authority's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or, if any appeals are taken, such assertion is ultimately upheld), the parties shall in good faith negotiate to amend this Agreement to comply with the requirements set by such Government Authority while preserving as far as possible the benefits of this Agreement now accruing to each party.

         (n) CONFIDENTIALITY OF PATIENT RECORDS. MC shall preserve the confidentiality of the PC's patients' records and use information in such records only for the limited purposes necessary to perform its responsibilities under this Agreement. Upon termination of this Agreement, unless otherwise prohibited by law, MC may retain copies of the records of patients to whom Optometric Services were provided hereunder.


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         (o) WORKING CAPITAL ADVANCES. MC shall make working capital advances to the PC as provided in Section 5 of this Agreement.

         4. OBLIGATIONS OF THE PC.

         (a) MANAGEMENT FEES. The PC shall pay MC a fee for the services provided by MC pursuant to this Agreement, as set forth in Section 5 below.

         (b) USE OF PREMISES AND EQUIPMENT. The PC shall use the Premises and associated Equipment under the license granted by this Agreement exclusively for the provision of the Optometric Services, and in a manner which complies with all applicable laws, rules and regulations of applicable Government Authorities and standards of accrediting agencies having jurisdiction over the Optometric Services or the PC. The PC shall comply with all use and occupancy restrictions contained in any lease or other agreement applicable to the Premises and shall refrain from performing any act that would subject MC to liability under such lease or other agreement.

         (c) QUALITY OF CARE; COMPLIANCE WITH LAWS AND PAYOR CONTRACTS. The PC shall at all times be solely responsible for the quality of the Optometric Services it provides, it being agreed that MC shall have no responsibility or liability for such services. The PC shall provide all Optometric Services, or shall be responsible for assuring that all Optometric Services are provided, in a manner consistent with recognized standards of care applicable to optometry. The PC shall at all times comply and shall cause the Designated Optometrists to comply at all times with all applicable laws, rules and regulations relating to the practice of optometry and relating to payment under the Medicaid, Medicare and other government health insurance programs. The PC shall at all times comply and shall cause the Designated Optometrists to comply at all times with all applicable covenants and provisions contained in each contract between the PC (or any Designated Optometrist) and any third party payor under any health insurance plan or program.

         (d) EXCLUSIVITY. The PC shall provide Optometric Services exclusively to MC and to ophthalmologists, hospitals, clinics, health care facilities and other health care providers, and their patients, designated by MC.

         (e) NON-DELEGATION. The PC shall not delegate any of its obligations under this Agreement to any other person or entity or engage any independent contractors or consultants other than the Designated Optometrists or take any other action in connection with the provision of the Optometric Services not specifically delineated in this Agreement.

         (f) CONFIDENTIALITY. The PC understands and agrees that, in the course of performing its obligations hereunder, MC will use and impart information and management and marketing techniques that contain information that is secret and confidential or proprietary to MC ("CONFIDENTIAL OR PROPRIETARY INFORMATION"), and MC may also provide to the PC or use


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certain materials and writings that are subject to copyright protection under the laws of the United States of America. In each such case, the PC agrees that it shall not, without first securing the express written consent of MC, dispense, copy, use, sell or disclose in any way, at any time, any such Confidential or Proprietary Information, or materials, or any part thereof, or authorize anyone to do so, except in direct connection with the PC's provision of the Optometric Services under the terms of this Agreement; and the PC further agrees that it will enter into agreements with the Designated Optometrists imposing on them obligations of the nature specified in this Section 4(f).

         It is understood that a breach of any of the provisions contained in this Section 4(f) shall constitute a substantial and material breach of contract, whenever occurring, from which MC is likely to suffer financial and economic loss and loss of good will. In the event of such breach or a threatened breach by the PC of any of such provisions, without limiting other possible remedies available to MC, MC shall be entitled to injunctive or other equitable relief restraining the PC from disclosing such information or from providing services to another party to whom such information has been or may be disclosed, such relief to be without the necessity of posting bond, cash, or otherwise.

         (g) COOPERATION. The PC agrees that it will, and that it will assure that the Designated Optometrists will, participate in marketing and development activities and otherwise cooperate with MC in performing such services hereunder, as requested by MC, subject to all applicable laws, rules and regulations governing such activities.

         (h) SERVICES OF OPTOMETRIC DIRECTOR AND DESIGNATED OPTOMETRISTS. The PC shall provide the services of ___________________hereinafter referred to as the Optometric Director, and such other optometrists as may from time to time be proposed by the PC and approved by MC, to provide Optometric Services at the Premises. The PC covenants that at all times during the term of this Agreement the Optometric Director shall be an employee of the PC, the owner of 100% of the voting capital stock of the PC and a director of the PC. The PC shall hire Designated Optometrists in such numbers as may be required to provide timely services of high quality to patients and to clients identified by MC, in accordance with the Plan developed in cooperation with MC, as provided in
Section 4(j) below.

         (i) PAYROLL TAXES, ETC.. The PC shall pay when due all salaries, wages, payroll taxes, tax withholding payments, workers compensation, insurance premiums and similar taxes and expenses with respect to all employees of the PC. If the PC shall fail to pay any such amount when due, MC shall have the right, but not the obligation, to pay such amount and reimburse itself as provided in
Section 5(b) of this Agreement.

         (j) STAFFING PLAN. The PC shall adopt (and, whenever appropriate, adjust) a staffing plan (the "PLAN") for the hiring of Designated Optometrists. The purpose of the Plan is to enable the PC to have adequate coverage by Designated Optometrists to meet the needs of patients and clients, but to avoid over-staffing such that would require MC to make working capital advances or cause the PC to be inefficiently staffed. The Plan shall specify the volume


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of services that will justify the engagement of additional Designated
Optometrists and minimum productivity levels and shall be subject to the mutual approval of MC and the PC. Designated Optometrists may be hired only in conformance with the Plan.

         (k) INSURANCE. The PC shall at all times during the term of this Agreement carry professional liability and comprehensive general liability insurance for itself and for the Designated Optometrists with such insurers as shall be selected by the PC and approved by MC and with such limits as are customary in the State of Rhode Island but in no case less than the greater of
(i) $100,000/$300,000 per Designated Optometrist or (ii) $100,000 plus an amount equal to $50,000 multiplied by the number of professional employees of the PC. MC shall be named as an additional insured in all such insurance policies. Subject to all applicable laws, rules and regulations, the PC may, in lieu of carrying such insurance for any of the Designated Optometrists, provide written evidence satisfactory to MC that each Designated Optometrist not covered by the PC's insurance is covered by equivalent insurance for himself or herself.

         5. COMPENSATION TO MC; ADVANCES TO THE PC.

         (a) MANAGEMENT FEE. As compensation for the services rendered to the PC by MC pursuant to this Agreement, MC shall be paid monthly the management fee described on SCHEDULE 1 attached hereto (the "MANAGEMENT FEE").

         (b) PAYMENT OF MANAGEMENT FEE. The PC hereby authorizes and directs MC to pay to itself, on behalf of the PC, any and all compensation and reimbursable expenses owed to MC by the PC under the terms of this Agreement as and when such amounts become due or are incurred by MC, as the case may be.

         (c) ADVANCES. So long as the PC is in compliance with the Plan and its other obligations under this Agreement, in the event that the total cash receipts of the PC in any fiscal month are less than the total cash expenditures (including the Management Fee) of the PC for such fiscal month, MC shall advance the difference to the PC. If such advances are required for more than three (3) consecutive months, the parties shall work together diligently to identify and implement reasonable means for reducing the working capital needs of the PC, including, if and to the extent necessary, revising the Plan or the amount or timing of the Management Fee payable by the PC to MC hereunder.

         (d) SECURITY INTEREST. The PC does hereby assign absolutely to MC and grant to MC a first and continuing security interest in all of its accounts receivable, other contractual rights for the payment of money, billing records, contract rights, inventory, equipment supplies and proceeds thereof (together, the "COLLATERAL") to secure the payment and performance of the PC's obligations to MC under this Agreement. On any default by the PC, MC shall be entitled to all remedies available to a secured creditor under the Uniform Commercial Code in addition to any other remedy provided for under this Agreement. The PC agrees to execute and deliver, promptly upon MC's request, such security agreements,


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financing statements, and any and all other instruments and documents as MC may require to carry out the provisions of this Section 5(d). The PC covenants, represents and warrants that: it shall maintain its principal office at the address set forth on SCHEDULE 2 attached hereto (the "PRINCIPAL OFFICE"); all of its business and billing records, if any, shall be stored at the Principal Office; it has not adopted and shall not adopt any trade name or fictitious name with respect to the Collateral; it shall not grant any person other than MC a security interest in the Collateral; and the Collateral shall at all times be free of all liens, pledges and charges other than those created by this Agreement.

         6. TERM OF THE AGREEMENT. This Agreement shall be in effect from the date first set forth above and, unless otherwise terminated in accordance with the terms of this Agreement, shall continue in effect until the tenth anniversary of such date, or such earlier date specified in Section 7 hereof. Upon termination of this Agreement, whether pursuant to this Section 6 or otherwise, all rights and obligations hereunder shall terminate except with respect to (i) services provided prior to the effective date of the termination of this Agreement and (ii) the PC's obligations under Section 4(f) hereof.

         7. TERMINATION OF THE AGREEMENT.

         (a) Notwithstanding any other provision of this Agreement, if a receiver, liquidator or trustee of either party shall be appointed by court order, or a petition to reorganize shall be filed against either party under any bankruptcy, reorganization or insolvency law, and shall not be dismissed within ninety (90) days, or either party shall file a petition in voluntary bankruptcy or make an assignment for the benefit of creditors, or if the PC loses its status as a professional service corporation under the laws of the State of _______________, then either party may forthwith terminate this Agreement upon written notice to the other party.

         (b) If either party shall materially breach its respective obligations hereunder, the other party may terminate this Agreement by giving thirty (30) days written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such thirty (30)-day period, or, with respect to breaches that are not curable within such thirty (30)-day period, shall not have commenced to cure such breach within such thirty (30)-day period and thereafter shall not have prosecuted to completion the cure of the breach with the exercise of due diligence.

         (c) MC may forthwith terminate this Agreement with respect to any specific Designated Optometrist upon written notice to the PC if: (i) such Optometrist's license to practice optometry is suspended or revoked, or if any other formal disciplinary action is taken against such Optometrist, by the Division of Professional Registration of the State of Rhode Island or the equivalent board of another state, (ii) such Optometrist engages in an act of moral turpitude or is convicted of a felony; (iii) such Optometrist engages in conduct which MC believes will tarnish its reputation or the reputation of the MC Trade Name or others of its trade names, or will cause professional damage to MC; or (iv) such Optometrist is physically, mentally or emotionally disabled for a period of thirty (30) consecutive days; and (v) the PC


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fails, no later than ten (10) days following written notice from MC, to remove such Optometrist from providing Optometric Services under this Agreement.

         8. MISCELLANEOUS.

         (a) INDEPENDENT CONTRACTOR; NO PARTNERSHIP. It is expressly understood and agreed by the parties that, in providing services under this Agreement, MC shall at all times act as an independent contractor, not as an employee or agent of the PC, and neither the PC nor any Designated Optometrist shall be an employee or servant of MC. Further, it is expressly understood and agreed by the parties that nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation or like relationship between the parties, or a relationship of landlord and tenant, it being specifically agreed that their relationship is and shall remain that of independent parties to a contractual relationship as set forth in this Agreement. In no event shall either party be liable for the debts or obligations of the other of them except as otherwise specifically provided in this Agreement. Neither the PC nor any Designated Optometrist shall have any claim under this Agreement or otherwise against MC for vacation pay, sick leave, retirement benefits, social security, worker's compensation, disability or unemployment benefits or employee benefits of any kind.

         (b) EQUITABLE RELIEF. Without limiting other possible remedies available to MC for the breach of PC's covenants contained in this Agreement, the PC acknowledges and agrees that the rights acquired by MC hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the PC were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which MC is entitled at law or in equity, MC shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the PC and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

         (c) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         (d) MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the


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specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         (e) NO ASSIGNMENT BY PC. The PC shall not assign this Agreement or any of its rights hereunder nor delegate any of its duties hereunder without the prior written consent of MC, and any purported assignment without such written consent shall be void and of no force and effect.

         (f) BINDING EFFECT; BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

         (g) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         (h) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of ________, without giving effect to the conflict of law principles thereof.

         (i) JURISDICTION AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement shall be brought only in the courts of The Commonwealth of Massachusetts or the State of Rhode Island or of the United States of America for the District of Massachusetts or the District of Rhode Island. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 8(m) hereof.

         (j) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         (k) INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         (l) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

         (m) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to MC:

                  100 Jeffrey Avenue
                  Holliston, Massachusetts 01746
                  Attn: President

         If to the PC:

                  c/o ____________________
                  100 Jeffrey Avenue
                  Holliston, Massachusetts 01746
                  Attn: President

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

         (n) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]

            Executed under seal as of the date first set forth above.


                                     [insert name of PC]



                                     By:
                                         ----------------------------------
                                     Name:
                                     Title:



                                     [insert name of MC]



                                     By:
                                         ----------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE 1

                                 MANAGEMENT FEE


         As consideration for the provision by MC to the PC of the Premises, Equipment, supplies, and billing and collection, administrative and other services hereunder, the PC agrees to pay to MC a Management Fee in the amount of $___________ per month, payable in advance on the _____ day of each month, which amount may be adjusted (either upward or downward) quarterly by MC to reflect actual expenses incurred by MC in connection with its obligations hereunder, each such adjustment to be effective upon written notice by MC to the PC thereof following consultation with the PC.

                                   SCHEDULE 2

                           PRINCIPAL OFFICE OF THE PC


         The Principal Office of the PC is, and shall continue to be located at:


                  ------------------------

                  ------------------------

                  ------------------------